Exhibit 3.1

REGULATIONS

OF

THE KROGER CO.

Amended and Restated as of June 27, 2019

ARTICLE I

SHAREHOLDERS

SECTION 1.  ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Friday in May, or on such other date as may be designated by the board of directors, at such hour as may be designated in the notice of the meeting.

SECTION 2.  ORDER OF BUSINESS.

A.  Presiding Officer.  The Chairman, or such other officer as may be designated by the board of directors, will preside over all meetings of shareholders.

B.                                               (1)  Authorized Business. Only business that is properly brought may be conducted during any meeting of shareholders. In the case of annual meetings of shareholders, matters set forth in the Company’s notice of annual meeting of shareholders, along with any Company presentation, will be properly brought before the meeting. For business properly to be brought by a shareholder before the annual meeting, advance notice of such business must be received by the secretary of the Company at the principal office of the Company not less than 45 calendar days prior to the date on which the Company’s proxy statement for the prior year’s annual meeting of shareholder was first mailed to shareholders. Such notice must include a description in reasonable detail of the business desired to be brought along with the reasons for conducting such business, the name and record address of the shareholder proposing such business, the number of shares of the Company owned of record or beneficially by the shareholder along with evidence of ownership thereof, a description of any material interest the shareholder has in the subject of the business requested to be conducted, and any arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business, a representation that the shareholder intends to appear in person at the meeting to bring such matter before the meeting, and such other information regarding the business proposed by such shareholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission. Without limiting the foregoing, if the business proposed to be brought by such shareholder at the annual meeting is the nomination of a person or persons for election to the board of directors, then the notice also must include as to each person whom the shareholder proposes to nominate for election as a director the name, age, business address and residence address of the person, the principal occupation or employment of the person, the number of shares of the Company owned of record or beneficially by the person, and any other information relating to the person that would be required to be included in a proxy statement relating to the election of directors.

(2)  In the case of a special meeting called by the board of directors or an officer or director of the Company, only matters set forth in the Company’s notice of the meeting of shareholders, along with any Company presentation, will properly be brought before the meeting. In the case of a special meeting called by a shareholder, only matters set forth in the notice of the meeting of shareholders will properly be brought before the meeting. Such notice by a shareholder must include a description in reasonable detail of the business desired to be brought along with the reasons for conducting such business, the name and address of the shareholder proposing such business, the number of shares of the Company owned of record or beneficially by the shareholder along with evidence of ownership thereof, a description of any material interest the shareholder has in the subject of the business requested to be conducted and any arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business, a representation that the shareholder intends to appear in person at the meeting to bring such matter before the meeting, and such other information regarding the business proposed by such shareholder as would be required to be included in the proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission.

(3)                                 (a)  Subject to the requirements of this Section 2, the Company shall include in its proxy statement and on its proxy card for any annual meeting of shareholders the name of any director nominee proposed by a shareholder for election to the Board of directors who is properly submitted pursuant to this Section 2(B)(3) (each a “Proxy Access Nominee”) provided that (i) timely written notice of such Proxy Access Nominee satisfying this Section 2(B)(3) (“Proxy Access Nomination Notice”) is delivered to the Company by or on behalf of a shareholder or group of shareholders that, at the time the Proxy Access Nomination Notice is delivered, satisfy the ownership and other requirements of this Section 2(B)(3) (such shareholder or shareholders, and any person on whose behalf they are acting, the “Eligible Shareholder”), (ii) the Eligible Shareholder expressly elects in writing at the time of providing the Proxy Access Nomination Notice to have its nominee included in the Company’s proxy statement pursuant to this Section 2(B)(3), and (iii) the Eligible Shareholder and the Proxy Access Nominee otherwise satisfy the requirements of this Section 2(B)(3) and the criteria for Board membership set forth in the Board of directors’ Guidelines on Issues of Corporate Governance or other document(s) setting forth qualifications for directors (the “Board Qualifications”).

(b)  To be timely, the Eligible Shareholder must deliver to the secretary of the Company at the principal office of the Company the Proxy Access Nomination Notice not later than the close of business on the 120th calendar day nor earlier than the close of business on the 150th calendar day prior to the date on which the Company’s proxy statement for the prior year’s annual meeting of shareholders was first mailed to shareholders provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding year’s annual meeting, to be timely, notice by the shareholder must be delivered by the 10th day following the day on which a public announcement of the subject meeting is first made by the Company.  In no event shall the public announcement of an adjournment or postponement of an annual meeting of shareholders commence a new time period (or extend any time period) for the submission of such Proxy Access Nomination.

(c)  In addition to including the name of the Proxy Access Nominee in the Company’s proxy statement for the annual meeting of shareholders, the Company also shall include (i) the information concerning the Proxy Access Nominee and the Eligible Shareholder that is required to be disclosed in the Company’s proxy statement pursuant to the proxy rules of the Securities and Exchange Commission (the “SEC”) and (ii) a Statement (defined below) (collectively, the “Required Information”). To be timely, the Required Information must be received by the secretary of the Company at the principal office of the Company within the time period specified in Section 2(B)(3)(b).  Nothing in this Section 2(B)(3) shall limit the Company’s ability to solicit against and include in its proxy statement its own statements relating to any Proxy Access Nominee.

(d)  The number of Proxy Access Nominees (including Proxy Access Nominees who were (i) submitted by an Eligible Shareholder for inclusion in the Company’s proxy statement pursuant to this Section 2(B)(3) that the Board of directors decides to nominate or (ii) previously elected based upon a nomination pursuant to this Section 2(B)(3) at any of the preceding two annual meetings and are being recommended for reelection by the Board of directors at the upcoming annual meeting) shall not exceed the greater of two or twenty percent of the number of directors in office as of the last day on which notice of a nomination may be delivered pursuant to this Section 2(B)(3) (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below twenty percent (the “Permitted Number”); provided, however, that the Permitted Number shall be reduced (but not below one) by the number of director nominees for which the Company received one or more valid notices that a shareholder intends to nominate a person or persons for election to the Board of directors at an annual meeting of shareholders pursuant to Section 2(B)(2). In the event that, for any reason, one or more vacancies on the Board of directors occurs at any time after the Final Proxy Access Nomination Date and before the date of the annual meeting of shareholders and the Board of directors resolves to reduce the size of the Board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In the event that the number of Proxy Access Nominees submitted by Eligible Shareholders pursuant to this Section 2(B)(3) exceeds the Permitted Number, each Eligible Shareholder shall select one Proxy Access Nominee for inclusion in the Company’s proxy statement until the Permitted Number is reached, going in order of the amount (greatest to least) of voting power of the shares of the Company entitled to vote on the election of directors as disclosed in the Notice. If the Permitted Number is not reached after each Eligible Shareholder has selected one Proxy Access Nominee, this selection process shall continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e)  An Eligible Shareholder must have owned (as defined below) continuously for at least three years a number of shares that represents three percent or more of the total voting power of the Company’s outstanding shares entitled to vote in the election of directors as of the most recent date prior to the submission of the Proxy Access Nomination Notice for which such amount is given in any filing by the Company with the SEC (the “Required Shares”) as of both the date the Proxy Access Nomination Notice is received by the Company in accordance with this Section 2(B)(3) and the record date for determining shareholders entitled to vote at the annual meeting of shareholders and must continue to own the Required Shares through the meeting date. For purposes of satisfying the ownership requirement under this Section 2(B)(3), the voting power represented by the shares of the Company owned by one or more shareholders, or by the person or persons who own shares of the Company and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares is aggregated for such purpose shall not exceed twenty, and a group of two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer (or by a group of related employers that are under common control), or (iii) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one shareholder or person for this purpose. With respect to any annual meeting of shareholders, no person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 2(B)(3).

(f)  For purposes of this Section 2(B)(3), an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the Company as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of the Company’s outstanding shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such person’s or affiliates’ full right to vote or direct the voting of any such shares and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such person or affiliate.  A person shall “own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on five business days’ notice and provides a representation that it will promptly recall such loaned shares upon being notified that any of its Proxy Access Nominees will be included in the Company’s proxy statement, or the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. The terms “owned,” “owning,” and other variations of the word “own” shall have correlative meanings. For purposes of this Section 2(B)(3), the term “affiliate” shall have the meaning ascribed thereto pursuant to the proxy rules of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(g)  Within the time period specified in Section 2(B)(3)(b) for the Proxy Access Nomination Notice, an Eligible Shareholder must provide in writing to the secretary of the Company, with respect to the Shareholder Nominee, in addition to the information and representations required to be provided in the shareholder’s notice pursuant to Section 2(B)(2), representations and agreements that such person: (i) has read and agrees to adhere to the Company’s code of conduct, corporate governance guidelines, conflict of interest, confidentiality and share ownership and securities trading policies, and any other policies and guidelines applicable to directors, as well as any applicable law, rule or regulation or listing requirement; (ii) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question  (a “Voting Commitment”) that has not been disclosed to the Company, and (iii) is not and will not  become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification (a “Compensation Arrangement”) in connection with such person’s nomination for director and/or service as a director, that has not been disclosed to the Company.  At the request of the Company, the Proxy Access Nominee must complete, sign and submit all questionnaires required of the Board of directors within five business days of receipt of each such questionnaire from the Company and provide within five business days of the Company’s request such additional information as the Company determines may be necessary to permit the Board of directors to determine whether such Proxy Access Nominee meets the requirements of this Section 2(B)(3) and/or satisfies the Board Qualifications, including whether: (1) such Proxy Access Nominee is independent under the listing standards of each principal U.S. exchange upon which the Company’s shares are listed, any applicable rules of the SEC, and any publicly disclosed standards used by the Board of directors in determining and disclosing the independence of members of the Board of directors (the “Independence Standards”), (2) such Proxy Access Nominee has any direct or indirect relationship with the Company, and (3) such Proxy Access Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), or any order of the type specified in Rule 506(d) of Regulation D under the Securities Act.

(h)  Within the time period specified in Section 2(B)(3)(b) for the Proxy Access Nomination Notice, an Eligible Shareholder must provide the following information, representations and agreements: (i) the information and representations that would be required to be set forth in shareholder’s notice of a nomination pursuant to Section 2(B)(1); (ii) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Nomination Notice is received by the secretary of the Company, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide (1) written statements from the record holder and intermediaries verifying the Eligible

Shareholder’s continuous ownership of the Required Shares through the record date by not later than the close of business on the fifth business day after (A) the record date (if, prior to the record date, the Company (x) disclosed such date by press release or any filing with the SEC or (y) delivered a written notice of the record date (including by electronic mail) to the Eligible Shareholder) or (B) the date on which the Company delivered to the Eligible Shareholder written notice (including by electronic mail) of the record date (if such notice is provided after the record date); and (2) immediate notice if the Eligible Shareholder ceases to own any of the Required Shares prior to the date of the annual meeting of shareholders; (iii) documentation satisfactory to the Company demonstrating that a group of funds are entitled to be treated as one shareholder or person for purposes of this Section 2(B)(3); (iv) a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder hereunder): (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Company, and does not presently have such intent, (2) has not nominated and will not nominate for election to the Board of directors at the meeting any person other than the Proxy Access Nominee(s) being nominated pursuant to this Section 2(B)(3), (3) has not engaged and will not engage in, and has not and will not be, a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Proxy Access Nominee(s) or a nominee of the Board of directors, (4) will not distribute to any shareholder any form of proxy for the annual meeting of shareholders other than the form distributed by the Company, and (5) has provided and will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; (v) a description of all agreements, arrangements or understandings between the Eligible Shareholder and each Shareholder Nominee and any other person or persons, including the Shareholder Nominee, such beneficial owners and control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Eligible Shareholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the Eligible Shareholder making the nomination and any beneficial owner or control person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the Shareholder Nominee were a director or executive officer of such registrant (the “Related Person Agreements”); (vi) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder’s notice by, or on behalf of, such shareholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Company, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to securities of the Company; (vii) a representation as to whether the shareholder intends to be or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least 10% of the shares entitled to vote or otherwise solicit proxies from shareholders in support of such proposal or nomination; and (viii) the written consent of each Proxy Access Nominee to be named in the Company’s proxy statement as a nominee and to serve as a director if elected; (ix) a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act; (x) in the case of a nomination by a group of shareholders that together is is an Eligible Shareholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating shareholder group with respect to the nominations and matters related thereto, including withdrawal of the nomination; and (xi) an undertaking that the Eligible Shareholder agrees to: (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the Company’s shareholders or out of the information that the Eligible Shareholder provides to the Company, (2) indemnify and hold harmless the Company and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its directors, officers or employees arising out of any solicitation or other activity by the Eligible Shareholder in connection with its efforts to elect the Proxy Access Nominee pursuant to this Section 2(B)(3), (3) file with the SEC any solicitation with the Company’s shareholders relating to the meeting at which the Proxy Access Nominee will be nominated, regardless of whether any such filing is required pursuant to the proxy rules of the Securities and Exchange Commission or whether any exemption from filing is available for such solicitation pursuant to the proxy rules of the SEC, and (4) comply with all other applicable laws, rules, regulations and listing standards with respect to any solicitation in connection with the meeting.

(i)  The Eligible Shareholder may with its Proxy Access Nomination Notice, provide to the secretary of the Company, a written statement for inclusion in the Company’s proxy statement for the annual meeting of shareholders, not to exceed 500 words per Proxy Access Nominee, in support of each Proxy Access Nominee it names in its Notice (the “Statement”).  Notwithstanding anything to the contrary contained in this Section 2(B)(3), the Company may omit from its proxy statement any information or Statement that it believes would violate any applicable law, rule, regulation, or listing standard.

(j)  In the event that any information or communications provided by the Eligible Shareholder or Proxy Access Nominee to the Company or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Proxy Access Nominee, as the case may be, shall promptly notify the secretary of the Company of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.

(k)  The Company shall not be required to include pursuant to this Section 2(B)(3), any Proxy Access Nominee in its proxy materials (or, if the proxy materials have already been filed, to allow the nomination of a Proxy Access Nominee, notwithstanding that proxies in respect of such vote may have been received by the Company) if (i) the Eligible Shareholder has or is engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of shareholders other than its Proxy Access Nominee(s) or any other nominee of the Board of directors, (ii) the Proxy Access Nominee is determined by the Board of directors not to be independent under the Independence Standards, (iii) the Proxy Access Nominee’s election as a director would cause the Company to be in violation of these Regulations, the Company’s certificate of incorporation, the Board Qualifications, the listing standards of the principal exchange upon which the Company’s shares are traded, or any applicable state or federal law, rule or regulation, (iv) the Proxy Access Nominee is or becomes a party to any undisclosed Voting Commitment or Compensation Arrangement, (v) the Proxy Access Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) the Proxy Access Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) the Proxy Access Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D under the Securities Act, or (viii) the Proxy Access Nominee or the applicable Eligible Shareholder shall have provided information to the Company in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading or shall have breached its or their agreements, representations, undertakings, and/or obligations pursuant to this Section 2(B)(3).

(l)  Notwithstanding anything to the contrary set forth herein, if (a) the Proxy Access Nominee and/or the applicable Eligible Shareholder shall have breached its or their agreements, representations, undertakings and/or obligations pursuant to this Section 2(B)(3), as determined by the Board of directors or the person presiding at the meeting, or (b) the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting to present any nomination pursuant to this Section 2(B)(3), the Board of directors or the person presiding at the meeting shall be entitled to declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Company and the Company shall not be required to include in its proxy statement any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder.

(m)  Any Shareholder Nominee who is included in the Company’s proxy materials for a particular annual meeting of shareholders but either (A) withdraws from or becomes ineligible or unavailable for election at the meeting, or (B) does not receive at least twenty percent of the votes cast in favor of the Proxy Access Nominee’s election, shall be ineligible to be a Proxy Access Nominee pursuant to this Section 2(B)(3) for the next two annual meetings of shareholders following the meeting for which the Shareholder Nominee has been nominated for election.

(n)  This Section 2(B)(3) provides the exclusive method for shareholders to include nominees for director in the Company’s proxy materials with respect to an annual meeting of shareholders.

C.  Rules of Conduct.  Rules of conduct governing all meetings of shareholders will be prepared by the Company and will be available to shareholders at the commencement of the meeting. Shareholders that desire to receive a copy of the rules of conduct prior to the date of a meeting may receive a copy of the then current rules of conduct upon written request to the secretary of the Company at the Company’s principal office.

SECTION 3.  PLACE OF MEETINGS.  All meetings of the shareholders shall be held at the principal office of the Company in the City of Cincinnati or at such other place within or without the City of Cincinnati as may be designated in the notice of the meeting, provided that if the meeting is to be held outside of the City of Cincinnati such alternate location must first be approved by the board of directors.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1.  NUMBER.  The Board of directors shall consist of not less than nine nor more than twenty-one members, the exact number to be fixed and determined from time to time by the Board of directors or at a meeting of the shareholders called for the purpose of electing directors, at which a quorum is present, by the affirmative vote of the holders of 75% of the shares which are entitled to vote on such proposal.

Members of the Board of directors shall be elected annually to terms of one year, provided that all directors then serving on the effective date of these regulations will continue to serve out the remainder of their unexpired terms.

SECTION 2.  MEETINGS.  An organization meeting of the Board of directors may be held, without notice, immediately after the annual meeting of the shareholders for the purpose of electing officers and attending to such other business as may properly come before the meeting. Additional regular meetings may be held at such times as may be determined from time to time by the directors.

SECTION 3.  PLACE OF MEETINGS.  All meetings of the Board of directors shall be held at the principal office of the Company in the City of Cincinnati or at such other place within or without the State of Ohio as may be designated in the notice of the meeting.

SECTION 4.  COMMITTEES.  The Board of directors may create an executive committee and any other committee of the directors, to consist of not less than 3 directors, and may delegate to any such committee any of the authority of the directors, however conferred, other than that of filling vacancies among the directors. The directors may appoint one or more directors as alternate members of any such committee, who may take the place of any absent member or members at any meeting of such committee. A majority of any such committee shall constitute a quorum for a meeting, and the act of a majority of the members of the committee present at a meeting at which a quorum is present shall be the act of the committee. The president shall be a member of the executive committee.

SECTION 5.  REMOVAL AND VACANCIES.

A.  Removals.  All of the directors or any individual director may be removed by the holders of 75% of the shares then entitled to vote at an election of directors, but only for cause.

B.  Vacancies.  Any vacancy in the Board of directors shall be filled only by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected shall serve until the next election of directors and until the director’s successor shall be elected and qualified.

ARTICLE III

OFFICERS

SECTION 1.  NUMBER AND TITLE.  The officers of the Company shall be a president, such number of vice presidents as the Board of directors may from time to time determine, a secretary, a treasurer, and, in the discretion of the Board of directors, a chairman of the Board, one or more assistant secretaries, one or more assistant treasurers, and such other officers and assistant officers as the Board of directors may from time to time determine.

SECTION 2.  POWERS AND DUTIES.  Subject to such limitations as the Board of directors or the executive committee may from time to time prescribe, the officers of the Company shall each have such powers and perform such duties as generally pertain to their respective offices and such further powers and duties as may be conferred from time to time by the Board of directors or the executive committee or, in the case of all officers other than the chairman of the Board and the president, by the president.

SECTION 3.  BONDS.  Any officer or employee may be required to give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of directors may from time to time determine. The premium on any bond or bonds provided for herein shall be paid by the Company.

ARTICLE IV

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

A.  Each director, officer or employee of the Company, each former director, officer or employee of the Company, and each person who is serving or shall have served at the request of the Company as a director, officer or employee of another corporation (his heirs, executors or administrators) shall be indemnified by the Company against expenses actually and necessarily incurred by him, and also against expenses, judgments, decrees, fines, penalties, or amounts paid in settlement, in connection with the defense of any pending or threatened action, suit, or proceeding, criminal or civil to which he is or may be made a party by reason of being or having been such director, officer or employee, provided,

(1)  he is adjudicated or determined not to have been negligent or guilty of misconduct in the performance of his duty to the Company or such other corporation,

(2)  he is determined to have acted in good faith in what he reasonably believed to be the best interest of the Company or of such other corporation, and

(3)  in any matter the subject of a criminal action, suit, or proceeding, he is determined to have had no reasonable cause to believe that his conduct was unlawful.

The determination as to (2) and (3) and, in the absence of an adjudication as to (1) by a court of competent jurisdiction, the determination as to (1) shall be made by the directors of the Company acting at a meeting at which a quorum consisting of directors who are not parties to or threatened with any such action, suit, or proceeding is present. Any director who is a party to or threatened with any such action, suit or proceeding shall not be qualified to vote and, if for this reason a quorum of directors cannot be obtained to vote on such indemnification, no indemnification shall be made except in accordance with the procedure set forth in paragraph B of this Article IV.

B.  In the event that a quorum of directors qualified to vote cannot be obtained to make any determination required by paragraph A, such determination may be made in writing signed by a majority of the directors who are qualified to vote regardless of a lack of quorum or, if there be less than three directors qualified to vote, by a board of three disinterested persons, who may be officers or employees of the Company, of good character appointed by the Board of directors to make such determination.

C.  Notwithstanding paragraph A of Article IV, the Board of directors in its discretion may empower the president or any vice president of the Company to make the determinations, and cause the Company to indemnify any employee of the Company or other corporation which such employee is serving at the request of the Company (his heirs, executors or administrators), who is not a director or officer of the Company or such other corporation against any or all of the expenses, described and set forth in such paragraph A of Article IV.

D.  The foregoing right of indemnification shall not be deemed exclusive of any other rights to which such director, officer or employee may be entitled under the articles, the regulations, any agreement, any insurance purchased by the corporation, vote of shareholders or otherwise as a matter of law.

ARTICLE V

CERTIFICATES FOR SECURITIES

If any certificate for securities of the Company should be lost, stolen or destroyed, any one of the president, the treasurer, or the secretary, upon being furnished with satisfactory evidence as to the loss, theft or destruction and as to the ownership of the certificate, and upon being furnished with appropriate security or indemnity to hold the Company harmless, may authorize a new certificate to be issued in lieu of the lost, stolen or destroyed certificate.

ARTICLE VI

SEAL

The seal of the Company shall be in such form as the Board of directors may from time to time determine.

ARTICLE VII

AMENDMENTS

These regulations may be amended or repealed or new regulations may be adopted (A) at any meeting of shareholders called for that purpose or without such meeting by the affirmative vote or consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, except that the affirmative vote or consent of the holders of record of shares entitling them to exercise 75% of the voting power on such proposal shall be required to amend, alter, change or repeal Sections 1 or 5 of Article II or this Article VII, or to amend, alter, change or repeal these regulations in any way inconsistent with the intent of the foregoing provisions, or (B) by the Board of directors to the extent permitted by the Ohio Revised Code.

As amended and restated as of June 27, 2019